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February 28, 1996

To the Board of Directors of
Prudential Utility Fund, Inc.


In planning and performing our audit
of the financial statements of
Prudential Utility Fund, Inc. (the
"Fund") for the year ended December
31, 1995, we considered its internal
control structure, including
procedures for safeguarding
securities, in order to determine
our auditing procedures for the
purposes of expressing our opinion
on the financial statements and to
comply with the requirements of Form
N-SAR, and not to provide assurance
on the internal control structure.

The management of the Fund is
responsible for establishing and
maintaining an internal control
structure.  In fulfilling this
responsibility, estimates and
judgments by management are required
to assess the expected benefits and
related costs of internal control
structure policies and procedures.
Two of the objectives of an internal
control structure are to provide
management with reasonable, but not
absolute, assurance that assets are
appropriately safeguarded against
loss from unauthorized use or
disposition and that transactions
are executed in accordance with
management's authorization and
recorded properly to permit
preparation of financial statements
in conformity with generally
accepted accounting principles.

Because of inherent limitations in
any internal control structure,
errors or irregularities may occur
and may not be detected.  Also,
projection of any evaluation of the
structure to future periods is
subject to the risk that it may
become inadequate because of changes
in conditions or that the
effectiveness of the design and
operation may deteriorate.

Our consideration of the internal
control structure would not
necessarily disclose all matters in
the internal control structure that
might be material weaknesses under
standards established by the
American Institute of Certified
Public Accountants.  A material
weakness is a condition in which the
design or operation of the specific
internal control structure elements
does not reduce to a relatively low
level the risk that errors or
irregularities in amounts that would
be material in relation to the
financial statements being audited
may occur and not be detected within
a timely period by employees in the
normal course of performing their
assigned functions.  However, we
noted no matters involving the
internal control structure,
including procedures for
safeguarding securities, that we
consider to be material weaknesses
as defined above as of December 31,
1995.

This report is intended solely for
the information and use of
management and the Securities and
Exchange Commission.




PRICE WATERHOUSE LLP